UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
January 19, 2006
(Date of earliest event reported)
ACE CASH EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Texas	0-20774	75-2142963
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

1231 Greenway Drive, Suite 600
Irving, Texas	75038
(Address of principal executive offices)	(Zip Code)
(972) 550-5000
(Registrant’s telephone number,
including area code)
Not Applicable
(Former Name or Former Address,
if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
First Amendment to Credit Agreement
On January 19, 2006, ACE amended its existing credit agreement with its syndicate of bank lenders, led by Wells Fargo Bank, National Association as administrative agent, to effect a $40 million increase in ACE’s seasonal revolving credit facility for 31 days. Under the First Amendment to Credit Agreement dated as of January 19, 2006, the First Amended and Restated Credit Agreement between ACE and its bank lenders dated as of July 30, 2004 was amended to increase the seasonal revolving credit facility from $60 million to $100 million, from January 20, 2006 through February 20, 2006. ACE believes that the increased amount available under the increased seasonal credit facility will be necessary to service customer transactions during the peak tax season period. The increased amount borrowed, which will bear interest at the same rate as any other amount borrowed under the seasonal credit facility must be repaid by February 21, 2006, when the maximum amount of the seasonal credit facility will return to $60 million.
A copy of the First Amendment to Credit Agreement is Exhibit 10.1 to this Report.
In all other material respects, the terms of the existing credit agreement remain unchanged and in effect.
Forward-looking Statements
This Report contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are generally identified by the use of words such as “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “target,” “goal,” “should,” “would,” and terms with similar meanings.
Although ACE believes that the current views and expectations reflected in these forward-looking statements are reasonable, these views and expectations, and the related statements, are inherently subject to risks, uncertainties, and other factors, many of which are not under ACE’s control and may not even be predictable. Any inaccuracy in the assumptions, as well as those risks, uncertainties and other factors, could cause the actual results to differ materially from these in the forward-looking statements. These risks, uncertainties, and factors include, but are not limited to, matters described in this Report and ACE’s other reports filed with the Securities and Exchange Commission, such as:
•	ACE’s relationships with Republic Bank & Trust Company, with Travelers Express Company, Inc. and its affiliates, with First Bank of Delaware, and with ACE’s lenders;

•	ACE’s relationships with providers of services or products offered by ACE or property used in its operations;

•	federal and state governmental regulation of check cashing, short-term consumer lending and related financial services businesses;

•	any impact to ACE’s earnings derived from the loans offered by each of Republic Bank & Trust Company and First Bank of Delaware at ACE’s stores in Texas, Pennsylvania and

Arkansas from the implementation of the revised Guidelines for Payday Lending announced on March 1, 2005 by the Federal Deposit Insurance Corporation, which revised Guidelines provide guidance to banks that engage in payday lending, and include a requirement that such banks develop procedures to ensure that a payday loan is not provided to any customer with payday loans outstanding from any lender for more than 3 months in the previous 12 months;

•	any litigation;

•	theft and employee errors;

•	the availability of adequate financing, suitable locations, acquisition opportunities and experienced management employees to implement ACE’s growth strategy;

•	increases in interest rates, which would increase ACE’s borrowing costs;

•	the fragmentation of the check cashing industry and competition from various other sources, such as banks, savings and loans, short-term consumer lenders, and other similar financial services entities, as well as retail businesses that offer services offered by ACE;

•	the terms and performance of third-party services offered at ACE’s stores; and

•	customer demand and response to services offered at ACE’s stores.
ACE expressly disclaims any obligation to update or revise any of these forward-looking statements, whether because of future events, new information, a change in ACE’s views or expectations, or otherwise. ACE makes no prediction or statement about the performance of ACE’s Common Stock.
Item 9.01. Financial Statements and Exhibits
(c)	Exhibits.
10.1	First Amendment to Credit Agreement dated as of January 19, 2006, among ACE, the lenders named therein, and Wells Fargo Bank, National Association as administrative agent for the lenders, with the Schedule thereto.
[Signature Page Follows]

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACE CASH EXPRESS, INC.

Dated: January 24, 2006	By:	/s/ WALTER E. EVANS

Walter E. Evans
Senior Vice President and
General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to Credit Agreement dated as of January 19, 2006, among ACE, the lenders named therein, and Wells Fargo Bank, National Association as administrative agent for the lenders, with the Schedule thereto.

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